Exhibit 99.1

Rogers Corporation Signs Definitive Agreement to Acquire Arlon, LLC

●	Arlon is a leading global provider of high frequency circuit materials and engineered silicones

●	Provides a strong strategic fit with Rogers’ Printed Circuit Materials and High Performance Foams business segments

●	Expands Rogers capabilities in rapidly growing markets

●	Rogers expects the transaction to be accretive to its earnings in the first twelve months following the acquisition, excluding purchase accounting charges

ROGERS, Conn.--(BUSINESS WIRE)--December 19, 2014--Rogers Corporation (NYSE:ROG) (“Rogers” or the “Company”), a global leader in engineered materials solutions, announced today it has signed a definitive agreement to acquire Arlon, LLC, currently owned by Handy & Harman Ltd. (NASDAQ:HNH), for $157 million, subject to closing and post-closing adjustments. The transaction, which is subject to regulatory clearances, is expected to close in the first half of 2015. Rogers intends to finance the transaction through a combination of cash and borrowings under an existing bank credit facility.

Bruce Hoechner, President and Chief Executive Officer of Rogers said, “This transaction is truly a unique strategic fit for both Rogers and Arlon. We are energized by the opportunity to serve our customers with our complementary capabilities and technologies in circuit materials and engineered silicones and to enhance value for our shareholders. We look forward to closing this acquisition as another significant milestone in Rogers’ growth as a premier global engineered materials solutions company.”

Arlon: A Strong, Strategic Fit

The proposed acquisition of Arlon is consistent with Rogers’ strategy as it adds complementary solutions to its Printed Circuit Materials and High Performance Foams business segments and expands Rogers’ capabilities to serve a broader range of markets and application areas.

Arlon’s circuit materials product family positions Rogers for additional growth in the rapidly expanding telecommunications infrastructure sector, as well as in the automotive, aerospace and defense sectors. Arlon produces its circuit materials in Bear, Delaware; Rancho Cucamonga, California; and Suzhou, China.

The engineered silicones product family of Arlon will further diversify the Company’s solutions and market opportunities in sealing and insulation applications. Arlon will bring new capabilities in precision-calendered silicones, silicone-coated fabrics and specialty extruded silicone tapes. Used primarily for electrical insulation, these materials serve a wide range of high reliability applications across many market segments, including aviation, rail, power generation, semiconductor, foodservice, medical and general industrial. This product family is primarily manufactured in Bear, Delaware.

Revenue and operating income for the Arlon segment of Handy & Harman Ltd. were $100.4 million and $16.7 million, respectively, for the trailing twelve months ended September 30, 2014 (compiled based on amounts reported by Handy & Harman Ltd. in Forms 10-K and 10-Q filed with the Securities and Exchange Commission).

About Rogers Corporation

Rogers Corporation (NYSE:ROG) is a global leader in engineered materials to power, protect, and connect our world. With more than 180 years of materials science experience, Rogers delivers high-performance solutions that enable clean energy, internet connectivity, advanced transportation and other technologies where reliability is critical. Rogers delivers Power Electronics Solutions for energy-efficient motor drives, vehicle electrification and alternative energy; High Performance Foams for sealing, vibration management and impact protection in mobile devices, transportation interiors, industrial equipment and performance apparel; and Printed Circuit Materials for wireless infrastructure, automotive safety and radar systems. Headquartered in Connecticut (USA), Rogers operates manufacturing facilities in the United States, China, Germany, Belgium, Hungary, and South Korea, with joint ventures and sales offices worldwide. For more information, visit www.rogerscorp.com.

Cautionary Statements

Certain statements in this press release, including without limitation those regarding the expected impact of the Arlon acquisition on the Company’s earnings and business growth, may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on management's expectations, estimates, projections and assumptions. Words such as “expects,” “anticipates,” “intends,” “believes,” “estimates,” “should,” “target,” “may,” “project,” “guidance,” and variations of such words and similar expressions are intended to identify such forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause our actual results or performance to be materially different from any future results or performance expressed or implied by such forward-looking statements. Such factors include, but are not limited to, changing business, economic, and political conditions both in the United States and in foreign countries, particularly in light of the uncertain outlook for global economic growth, particularly in several of our key markets; increasing competition; the risk that the Arlon acquisition does not close, including as a result of the failure to obtain regulatory approvals, or is delayed; any difficulties in integrating the Arlon or other acquired businesses into our operations and the possibility that anticipated benefits of the Arlon or other acquisitions and divestitures may not materialize as expected; delays or problems in completing planned operational enhancements to various facilities; our achieving less than anticipated benefits and/or incurring greater than anticipated costs relating to streamlining initiatives or that such initiatives may be delayed or not fully implemented due to operational, legal or other challenges; changes in product mix; the possibility that changes in technology or market requirements will reduce the demand for our products; the possibility of significant declines in our backlog; the possibility of breaches of our information technology infrastructure; the development and marketing of new products and manufacturing processes and the inherent risks associated with such efforts and the ability to identify and enter new markets; the outcome of current and future litigation; our ability to retain key personnel; our ability to adequately protect our proprietary rights; the possibility of adverse effects resulting from the expiration of issued patents; the possibility that we may be required to recognize impairment charges against goodwill and non-amortizable assets in the future; the possibility of increasing levels of excess and obsolete inventory; increases in our employee benefit costs could reduce our profitability; the possibility of work stoppages, union and work council campaigns, labor disputes and adverse effects related to changes in labor laws; the accuracy of our analysis of our potential asbestos-related exposure and insurance coverage; the fact that our stock price has historically been volatile and may not be indicative of future prices; changes in the availability and cost and quality of raw materials, labor, transportation and utilities; changes in environmental and other governmental regulation which could increase expenses and affect operating results; our ability to accurately predict reserve levels; our ability to obtain favorable credit terms with our customers and collect accounts receivable; our ability to service our debt; certain covenants in our debt documents could adversely restrict our financial and operating flexibility; fluctuations in foreign currency exchange rates; and changes in tax rates and exposure which may increase our tax liabilities. Such factors also apply to our joint ventures. We make no commitment to update any forward-looking statement or to disclose any facts, events, or circumstances after the date hereof that may affect the accuracy of any forward-looking statements, unless required by law. Additional information about certain factors that could cause actual results to differ from such forward-looking statements include, but are not limited to, those items described in our filings with the Securities and Exchange Commission ("SEC"), including those in Item 1A, Risk Factors, of the Company's Form 10-K for the year ended December 31, 2013 and subsequent SEC filings.

Please note that the reference above to revenue and operating income for the Arlon segment of Handy & Harman Ltd. is, as indicated, based solely on financial information reported in Handy & Harman Ltd.’s SEC filings which Rogers has not independently confirmed as accurate and complete or prepared in accordance with generally acceptable accounting principles, as to which Rogers disclaims any responsibility.

CONTACT:
Rogers Corporation
Investor Contact:
William J. Tryon, 860-779-4037
Director of Investor and Public Relations
william.tryon@rogerscorp.com
Fax: 860-779-5509